UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2020
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP /VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
(Not Applicable)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On November 18, 2020, the Boards of Directors of Community Bancorp. (the Company) and its wholly-owned subsidiary, Community National Bank (the Bank) unanimously appointed Bruce Baker, age 56, to the Boards of Directors of the Company and the Bank, effective January 1, 2021. Mr. Baker was appointed to the class of directors whose term expires at the Company’s 2021 Annual Meeting of Shareholders, at which time he will stand for election to a three year term. Mr. Baker has been appointed to serve on the Audit Committee and the Compensation Committee of the Company’s Boards.

Mr. Baker is a commercial lawyer, with nearly 30 years of experience working with financial institutions, entrepreneurs and business owners, focusing on commercial lending, secured transactions, business planning, real estate development and land use. He is a founding member and principal of the law firm of Clarke Demas & Baker PLLC in Burlington, Vermont, and is the owner and CEO of Green Castle Group, LLC, a real estate development, management and consulting company, also based in Burlington.

Mr. Baker and certain of his related businesses have outstanding loan relationships with the Bank. Those loans were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: November 18, 2020	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer